Exhibit 99.1

TransCoastal Corp. Engages CorProminence To

Provide Investor Relations Services.

DALLAS, TX, December 30, 2013, Newswire -- TransCoastal Corp (OTCQB: TCEC), (the Company), an independent energy development company, announced today that it has engaged CorProminence, LLC, a leading investor relations and strategic advisory firm to assist the Company with investor relations and shareholder communications. CorProminence will assist the Company in expanding market awareness and communicating the Company's key messages to the retail and Institutional investment communities. CorProminence, LLC, a boutique investor relations firm, specializes in leveraging the most effective investment, growth and exposure strategies for small to mid-sized companies through an integrated approach to relationship development and corporate communications.

“We are excited to work with CorProminence with their high caliber of investor relations outreach services. We look forward to enhancing shareholder value through their integrated approach,” said Stuart Hagler, CEO of TransCoastal. “CorProminence will help us to effectively communicate our business model and growth strategy while raising awareness of TCEC within the investment communities,” he continued.

“TransCoastal is well positioned to leverage our highly targeted, integrated shareholder communications and investor outreach services. We are very pleased to have been chosen to drive their market awareness and look forward to working with such a dynamic and progressive management group as they continue to execute on their impressive model,” said Scott Gordon, President of CorProminence.

About CorProminence, LLC

Headquartered in Garden City, New York, CorProminence, LLC is comprised of senior market and practice leaders with expertise in Institutional and Retail investor relations and integrated corporate communications. CorProminence provides proprietary integrated Investor and Public Relations Solutions that yield the greatest exposure for small to mid-sized companies. For more information please visit www.corprominence.com.

About TransCoastal:

TransCoastal Corporation is an independent oil & gas company formed in August 1998 and headquartered in Dallas, Texas. Since inception, TransCoastal's growth has focused on the acquisition of producing oil and gas properties. The Company's strategy is driven by exploitation opportunities of proven yet underdeveloped mature oil and gas fields, which possess long-life reserve potential with low risk development opportunities. For further information on the Company, please visit TransCoastal’s website at www.TransCoastal.net.

Notice Regarding Forward-Looking Statements

This news release contains "forward-looking statements" (statements which are not historical facts) made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on current expectations rather than historical facts and they are indicated by words or phrases such as "anticipate," "could," "may," "might," "potential," "predict," "should," "estimate," "expect," "project," "believe," "plan," "envision," "continue," "intend," "target," "contemplate," or "will" and similar words or phrases or comparable terminology. We have based such forward-looking statements on our current expectations, assumptions, estimates and projections. While we believe these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements, many of which are beyond our control. These factors include, but are not limited to, the timing and extent of changes in market conditions and prices for natural gas and oil; the timing and extent of the company's success in discovering, developing, producing and estimating reserves; the economic viability of, and the company's success in drilling, the company's ability to fund the company's planned capital investments; the company's future property acquisition or divestiture activities; increased competition; and any other factors listed in the reports the company has filed and may file with the Securities and Exchange Commission (SEC). Investors are cautioned not to place undue reliance on these forward-looking statements, which are valid only as of the date they were made. The Company undertakes no obligation to update or revise any forward-looking statements to reflect new information or the occurrence of unanticipated events or otherwise.

Investor Relations Contact:

Scott Gordon

President

CorProminence LLC

377 Oak Street

Concourse 2

Garden City, NY 11530

631 703 4900 (Mobile)

516 222 2560 (Office)

scottg@corprominence.com

www.corprominence.com

Corporate Contact

TransCoastal Corporation
Derrick May, Corporate Secretary
972-818-0720